Exhibit 3.1

                                    BYLAWS OF
                            Prodeo Technologies, Inc.

                           (As Adopted August 21, 1998
                          and amended August 28, 2000)

                                   1. OFFICES

     1.1. REGISTERED OFFICE. The registered office of the Corporation is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware.

     1.2. OTHER OFFICES. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 2. SHAREHOLDERS

     2.1. SHAREHOLDER MEETINGS.

          (a) TIME AND PLACE OF MEETINGS. Meetings of the shareholders shall be held at such times and places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

          (b) ANNUAL MEETING. Annual meetings of shareholders shall be held on the first Friday in the month of May or when otherwise designated by the Board of Directors. If the meeting date falls on a legal holiday, then the meeting shall be held on the next secular day following, or at such other date and time as may be set and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a board of directors and transact such other business as properly may be brought before the annual meeting.

          (c) SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time only by the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of shareholders owning at least 10% of the capital stock issued and outstanding and entitled to vote. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of such meeting.

          (d) NOTICE OF MEETINGS. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of each meeting of the shareholders must be given not less than 10 days nor more than 60 days before the date of such meeting to each shareholder entitled to vote at the
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meeting,  directed to such  shareholder's  address as it appears on the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock ledger of the Corporation. When a meeting of the shareholders is adjourned to another time or place, notice need not be given of when and where such adjourned meeting will resume if the time and place of the resumed meeting are announced at the meeting of the shareholders at which the adjournment is taken, unless the adjournment is for more than 30 days or unless after the adjournment a new record date or time is fixed for such adjourned meeting, in which event a notice of such adjourned meeting must be given to each shareholder of record entitled to vote at the adjourned meeting. Notice of the time, place and purpose of any meeting of the shareholders may be waived in writing either before or after such meeting and will be waived by any shareholder by such shareholder's attendance at such meeting in person or by proxy. Any shareholder so waiving notice of a meeting will be bound by the proceedings of that meeting in all respects as if due notice of that meeting had been given.

          (e) QUORUM. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, will constitute a quorum and the affirmative vote of the majority of such quorum will be deemed the act of the shareholders. If a quorum fails to attend any meeting of the shareholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, until a quorum is present or represented. At such a previously adjourned meeting which is resumed and at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the shareholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the shareholders is sent to all shareholders entitled to vote at such meeting which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the shareholders will constitute a quorum and all matters will be determined by a majority of the votes cast at such special meeting.

     2.2. DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE. To determine the shareholders entitled to notice of any meeting of the shareholders or to vote at such meeting, the Board of Directors may fix in advance a record date as provided in Section 7.1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date will be the day before notice is sent.

     2.3. VOTING.

          (a) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, each shareholder present in person or by proxy at a meeting of the shareholders will be entitled to one vote for each full share of stock registered in the name of such shareholder on the record date fixed by the Board of Directors, these Bylaws or by law of the determination of shareholders entitled to vote at such meeting.

          (b) Every shareholder entitled to vote at a meeting of the shareholders may do so either (i) in person or (ii) by one or more agents authorized by a written proxy executed by the shareholder or such shareholder's duly authorized agent, whether by manual signature, typewriting, fax or otherwise as permitted by law. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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          (c) Voting may be by voice or by ballot,  as the presiding  officer of the meeting of the shareholders determines in his sole discretion. On a vote by ballot, each ballot must be signed by the shareholder voting, or by such shareholder's proxy, and must state the number of shares voted.

          (d) In advance of or at any meeting of the shareholders, the Chairman of the Board or President may appoint one or more persons as inspectors of election (the "Inspectors") to act at such meeting. Such Inspectors will take charge of the ballots at such meeting. After the balloting on any question, the Inspectors will count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the presiding officer of the meeting, the duties of such Inspectors may further include without limitation: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. An Inspector need not be a shareholder, officer or director of the Corporation. Any officer of the Corporation may be appointed as an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors will be effective as if unanimously made by all Inspectors.

     2.4. LIST OF SHAREHOLDERS. The officer who has charge of the stock ledger of the Corporation will prepare and make available, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at it, arranged in alphabetical order, showing the address and the number of shares registered in the name of each such shareholder. Such list will be open to the examination of any shareholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place must be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also must be produced and kept at the time and place of the meeting of the shareholders during the whole time thereof, and may be inspected by any shareholder who is present.

     2.5. ACTION BY CONSENT OF SHAREHOLDERS. Any action that can be taken at any annual or special meeting of the Shareholders of the Corporation may be taken without a meeting, prior notice or a vote if a consent or consents in writing setting forth the action so taken is signed by the shareholders holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. The Secretary of the Corporation will record such written consent in the Minute Book of the Corporation under its proper date and to deliver such written consent to the Corporation's registered office.

     2.6. CONDUCT OF MEETINGS. The presiding officer of the meeting will have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

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     2.7.  NOTICE OF AGENDA MATTERS.  If a shareholder  wishes to present to the
Chairman of the Board or the President an item for consideration as an agenda item for a meeting of shareholders, he must give timely notice to the Secretary of the Corporation and give a brief description of the business desired to be brought before the meeting. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made and provided further that any other time period necessary to comply with federal proxy solicitation rules or other regulations shall be deemed to be timely.

                              3. BOARD OF DIRECTORS

     3.1. GENERAL POWERS. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

     3.2. ELECTION OF DIRECTORS.

          (a) CLASSIFICATION AND TERMS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than two directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors need not be shareholders and may succeed themselves. The directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders held after the effective date of this Article 3.2. At each annual meeting of stockholders beginning with the first annual meeting held after the effective date of this
Article 3.2, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting (including without limitation newly created directorships), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

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     Any  director  elected to fill a vacancy  shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors.

     (b) RESIGNATION. Any director may resign from the Board of Directors at any time by giving written notice to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary;
and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     (c) NOMINATION OF DIRECTORS. Candidates for director of the Corporation shall be nominated only either by:

               (i) the Board of Directors or a committee appointed by the Board of Directors, or

               (ii) nomination at any shareholders' meeting by or on behalf of any shareholder entitled to vote at it; provided, that written notice of such shareholder's intent to make such nomination or nominations must be given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation not later than (l) with respect to an election to be held at an annual meeting of the shareholders, 20 days in advance of such annual meeting, and (2) with respect to an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the 15th day following the date on which notice of such special meeting is first given to the shareholders entitled to vote at it. Each such notice by a shareholder must set forth: (l) the name and address of the (A) shareholder who intends to make the nomination and (B) person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute thereto, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the manually signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting of the shareholders may refuse to acknowledge the nominee of any person not made in compliance with the foregoing procedure.

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          (d)  VACANCIES.  Vacancies  and new  directorships  resulting  from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors chosen as described in this Section 3.2(d) will hold office until their successors are duly elected at the annual meeting and qualified. If no directors are in office, an election may be held as provided by statute.

     3.3. MEETINGS OF THE BOARD OF DIRECTORS.

          (a) REGULAR MEETINGS. Regular meetings of the Board of Directors will be held without call at the following times:

               (i) at such times as the Board of Directors may from time to time by resolution determine; and

               (ii)  one-half   hour  prior  to  any  special   meeting  of  the
     shareholders and immediately following the adjournment of any annual or special meeting of the shareholders.

Notice of all such regular meetings hereby is dispensed with.

          (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors. Notice of the time and place of special meetings of the Board of Directors will be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice will be given to each director personally or by mail, messenger, telephone or fax at such director's business or residence address. Notice by mail must be deposited in the United
States mail, postage prepaid, not later than the fifth day prior to the date fixed for such special meeting. Notice by telephone or fax must be sent, and notice given personally or by messenger must be delivered, at least 24 hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

          (c) ADJOURNED MEETINGS. A majority of directors present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of resuming any adjourned meeting will not be required if the time and place are fixed during the meeting before it is adjourned.

          (d) PLACE OF MEETINGS. Meetings of the Board of Directors, both regular and special, may be held either within or without the State of Delaware.

          (e) PARTICIPATION BY TELEPHONE OR VIDEO CONFERENCE. Members of the Board of Directors or any committee of it may participate in any meeting of the Board of Directors or committee through the use of conference telephone, video

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or similar  communications  equipment.  So long as all members  participating in such meeting can hear and speak to one another, such participation will constitute presence in person at such meeting.

          (f) QUORUM. At all meetings of the Board of Directors or any committee of it, a majority of the total number of directors of the entire then authorized Board of Directors or such committee will constitute a quorum for the transaction of business. The act of a majority of the directors present at any such meeting at which there is a quorum will be the act of the Board of Directors or any committee, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. A meeting of the Board of Directors or any committee at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

          (g) WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors or any committee of it, however called and noticed or wherever held, will be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to hold such meeting, or an approval of the minutes of it. All such waivers, consents or approvals must be filed with the corporate records or made a part of the minutes of the meeting.

     3.4. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors at any meeting or at any meeting of a committee may be taken without a meeting if all members of the Board of Directors or such committee consent in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

     3.5. COMPENSATION OF DIRECTORS. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director or other compensation (i.e., stock options). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

     3.6. COMMITTEES OF THE BOARD.

          (a) COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these Bylaws, will have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees will have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or

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disqualification  of a member of a  committee,  the  member or  members  of such committee who are present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors has the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

          (b) MINUTES OF MEETINGS. Each committee must keep regular minutes of its meetings and report the same to the Board of Directors when required.

          (c) AUDIT COMMITTEE. The Board of Directors may appoint an Audit Committee consisting of at least two directors, none of whom will be current employees of the Corporation. The Audit Committee will review the financial affairs and procedures of the Corporation from time to time with management and meet with the auditors of the Corporation to review the financial statements and procedures.

          (d) EXECUTIVE COMMITTEE. There may be an Executive Committee consisting of at least two members of the Board of Directors elected by the Board. Members of the Executive Committee will serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by the Board of Directors. Vacancies will be filled by the Board of Directors. The Executive Committee may exercise the powers of the Board of Directors and the management of the business and affairs of the corporation, but will not possess any authority prohibited to it by law.

     3.7. INTERESTED DIRECTORS. In addition to the statutory and corporate common law of the State of Delaware, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of it which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of it or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   4. OFFICERS

     4.1. OFFICERS.

          (a) NUMBER. The officers of the Corporation will be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and will include a President and a Secretary. The Board of Directors also may appoint one or more Treasurers, Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it deems necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, and unless otherwise required by law, the Certificate of Incorporation or these Bylaws. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          (b) ELECTION AND TERM OF OFFICE. The officers will be elected annually by the Board of Directors at its regular meeting following the annual meeting of the shareholders and each officer will hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

          (c) SALARIES. The salaries of all officers of the Corporation will be fixed by the Board of Directors or a committee of it from time to time.

     4.2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be a Chairman, will preside at all meetings of the shareholders and the Board of Directors and will have such other power and authority as may from time to time be assigned by the Board of Directors.

     4.3. PRESIDENT. The President will be the chief executive officer of the Corporation, will preside at all meetings of the shareholders and the Board of Directors (if a Chairman of the Board has not been elected), and will see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President will have the general and active management of the business of the Corporation, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision does not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

     4.4. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, will perform all the duties of the President, and when so acting will have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents will have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these Bylaws.

     4.5. SECRETARY AND ASSISTANT SECRETARIES. The Secretary will record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the shareholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions

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of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; and, in general, will perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary will perform any of the duties of the Secretary and, when so acting, will have all the powers of, and be subject to all the restrictions upon, the Secretary.

     4.6. TREASURER AND ASSISTANT TREASURERS. The Treasurer will keep or cause to be kept the books of account of the Corporation and will render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, will have custody of all funds and securities of the Corporation and will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer will perform all other duties commonly incident to his office and will perform such other duties and have such other powers as the Board of Directors or the President designates from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, will have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers will possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                        5. INDEMNIFICATION AND INSURANCE

     5.1. RIGHT TO INDEMNIFICATION.  Subject to the terms and conditions of this
Section 5, each officer or director of the Corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators; provided,

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
however, that, except as provided in this Section 5 with respect to proceedings to enforce rights to indemnification, the Corporation will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section will include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the law requires, an advancement of expenses incurred by an indemnitee will be made only upon delivery to the Corporation of an undertaking in the form then required by the law (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an "undertaking").

     5.2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim from an indemnitee under
Section 5.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period will be 20 days, the indemnitee may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such lawsuit or in a lawsuit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will be entitled to be paid also the expenses of prosecuting or defending such lawsuit. In (i) any lawsuit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a lawsuit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any lawsuit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation will be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such lawsuit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, will create a presumption that the indemnitee has not met the applicable standard or conduct or, in the case of such a lawsuit brought by the indemnitee, be a defense to such lawsuit. In any lawsuit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise will be on the Corporation.

     5.3. SPECIFIC LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything in this Section to the contrary, the Corporation will not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the Corporation or an affiliate thereof otherwise than pursuant to this Section, (ii) for any expense, liability or loss in connection with a proceeding settled without the Corporation's written consent, which consent, however, must not be unreasonably withheld, (iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, or (iv) where prohibited by applicable law.

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
     5.4. CONTRACT. The provisions of this Section are a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section is in effect, and any repeal or modification of this Section will not affect any rights or obligations then existing with respect to any state of facts existing during or before such repeal or modification or any action, lawsuit or proceeding brought before or after such repeal or modification based in whole or in part upon any such state of facts.

     5.5. PARTIAL INDEMNITY. If the indemnitee is entitled under any provision of this Section to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses incurred in connection with an action, lawsuit or proceeding but not, however, for all of the total amount thereof, the Corporation will nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Section, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an action, lawsuit or proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee will be indemnified against all loss, expense and liability incurred in connection with the portion of the action, lawsuit or proceeding with respect to which the indemnitee was successful on the merits or otherwise.

     5.6. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section will not be exclusive of any other right which any person may have or acquire in the future under any statute, the Certificate of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     5.7. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law.

     5.8. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to such lesser extent as may be determined by the Board of Directors.

     5.9. NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM. The indemnitee must promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative. The omission so to notify the Corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which is may have to the indemnitee otherwise than under these Sections. With respect to any actions, lawsuits or proceedings as to which the indemnitee notifies the Corporation of the commencement thereof:

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
          (a) The Corporation will be entitled to participate therein at its own expense; and

          (b) The Corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the Corporation will not be entitled to assume the defense of any proceeding (and this Section 5.9 will be inapplicable to such proceeding) if the indemnitee will have concluded reasonably that there may be a conflict of interest between the Corporation and the indemnitee with respect to such action, lawsuit or proceeding. After notice from the Corporation to the indemnitee of its election to assume the defense thereof, the Corporation will not be liable to the indemnitee under this Section for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee will have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof will be at the expense of the indemnitee unless:

               (i) The employment of counsel by the indemnitee has been authorized by the Corporation in writing; or

               (ii) The Corporation has not employed counsel to assume the defense in such proceeding within a reasonable period of time after giving the indemnitee notice of its assumption of the defense or has not assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

          (c) The Corporation will not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.

                  6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1. CERTIFICATES FOR SHARES. Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation will be represented by a certificate. The certificates of stock of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, will have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

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
     6.2. CLASSES OF STOCK.

          (a) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights will be set forth in full or summarized on the face or back of the certificate that the Corporation issues to represent such class or series of stock; provided, that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation will issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

          (b) Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

     6.3. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be canceled, issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the Corporation.

     6.4. RECORD OWNER. The Corporation is entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it will have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

     6.5. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance acceptable to the Corporation, of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors will require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                                7. MISCELLANEOUS

     7.1. RECORD DATE.

          (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which will not be more than 70 nor less than 10 days prior to the date of such meeting nor more than 70 days prior to any other action. If not fixed by the Board of Directors, the record date will be determined as provided by law.

          (b) A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders will apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

          (c) Holders of stock on the record date fixed by the Board of Directors are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these Bylaws.

     7.2. EXECUTION OF INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

     7.3. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations held by the Corporation must be voted, and all proxies with respect thereto must be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

     7.4. CORPORATE SEAL. A corporate seal will not be requisite to the validity of any instrument executed by or on behalf of the Corporation. If a corporate seal is used, the same will be at the pleasure of the officer affixing seal either (a) a circle having on the circumference thereof the words "SITEK, INCORPORATED" and in the center "Incorporated - 1998, Delaware," or (b) a seal containing the words "Corporate Seal" in the center of it.

     7.5. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law and the Certificate of Incorporation will govern the construction of these Bylaws.

     7.6. AMENDMENTS. These Bylaws may be altered, amended or repealed by a majority vote of the Board of Directors or the shareholders.

                                       15